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                                                                    EXHIBIT 99.1

                           MICROWAVE TECHNOLOGY, INC.

                             1990 STOCK OPTION PLAN

         1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees, Non-Employee Directors and Consultants of the Company and its Subsidiaries, and to promote the success of the Company's business. Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options at the discretion of the Committee.

         2. Definitions. As used herein, and in any Option granted hereunder, the following definitions shall apply:

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (c) "Common Stock" shall mean the Common Stock of the Company.

                  (d)      "Company" shall mean Microwave Technology, Inc.

                  (e) "Committee" shall mean the Committee appointed by the Board in accordance with Section 4(a) of the Plan. If no committee is appointed, the term "Committee" shall refer to the Board.

                  (f) "Consultant" shall mean any independent contractor retained to perform services for the Company.

                  (g) "Continuous Employment" shall mean the absence of any interruption or termination of service as an Employee or Non-Employee Director by the Company or any Subsidiary. Continuous Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Board or in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

                  (h) "Disinterested Person" shall mean an administrator under Section 4 of the Plan who is not at the time he exercises discretion in administering the Plan eligible, and has not at any time within one year prior thereto (or since the Registration Date, whichever period is shorter) been eligible, for selection as a person to whom Shares may be allocated or to whom Options may be granted pursuant to the Plan or any other such plan of the Company, its successor, or any Parent or Subsidiary of the Company entitling the participants therein to acquire Shares, options or stock appreciation rights of the Company, its successor, or any Parent of the Company; provided, however, that Non-Employee Directors who participate in plans limited to Non-Employee Directors and in which no discretion exists as to which directors can participate or the amount of stock or options that can be acquired or allocated to them shall not be precluded by such participation from qualifying as Disinterested Persons.

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                  (i)      "Employee" shall mean any person, including officers
(whether or not they are directors), employed by the Company or any Subsidiary.

                  (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (k) "Incentive Stock Option" shall mean any option granted under this Plan and any other option granted to an Employee in accordance with the provisions of Section 422A of the Code, and the regulations promulgated thereunder.

                  (l) "Non-Employee Director" shall mean any director of the Company or any Subsidiary who is not employed by the Company or such Subsidiary and who has not been designated as a Disinterested Person.

                  (m) "Nonstatutory Stock Option" shall mean any Option granted under the Plan that is not an Incentive Stock Option.

                  (n) "Option" shall mean a stock option granted pursuant to the Plan.

                  (o) "Option Agreement" shall mean a written agreement between the Company and the Optionee regarding the grant and exercise of Options to purchase Shares and the terms and conditions thereof as determined by the Committee pursuant to the Plan.

                  (p) "Optioned Shares" shall mean the Common Stock subject to an Option.

                  (q) "Optionee" shall mean an Employee, Non-Employee Director or Consultant who receives an Option.

                  (r) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined by Section 425(e) of the Code.

                  (s)      "Plan" shall mean this 1990 Stock Option Plan.

                  (t) "Registration Date" shall mean the effective date of the first registration statement filed by the Company pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company's equity securities.

                  (u) "Securities Act" shall mean the Securities Act of 1933, as amended.

                  (v) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

                  (w) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 425(f) of the Code.

         3.       Stock Subject to the Plan. Subject to the provisions of
Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 18,768,554 Shares, provided that at no time shall the total number of shares issuable upon

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exercise of all outstanding Options under the Plan and the total number of shares provided for under any stock bonus or similar plan of the Company exceed thirty percent (30%) of the Company's then outstanding shares (as calculated in accordance with Rule 260.140.45 of Title 10 of the California Administrative
Code). The Shares may be authorized but unissued or reacquired Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future Option grants under the Plan.

         The Company intends that as long as it is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and is not an investment company registered or required to be registered under the Investment Company Act of 1940, all offers and sales of Options and Common Stock issuable upon exercise of any Option shall be exempt from registration under the provisions of Section 5 of the Securities Act, and the Plan shall be administered in such a manner so as to preserve such exemption. The Company intends for the Plan to constitute a written compensatory benefit plan within the meaning of Rule 701(b) of 17 CFR
Section 230.701 promulgated by the Securities and Exchange Commission pursuant to the Securities Act. The Committee shall designate which Options granted under the Plan by the Company are intended to be granted in reliance on Rule 701.

         4.       Administration of the Plan.

                  (a) Procedure. The Plan shall be administered by the Board. The Board may appoint a Committee consisting of not less than three (3) members of the Board to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and, thereafter, directly administer the Plan. Members of the Board or Committee who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the granting of an Option to him.

                  (b) Procedure After Registration Date. Notwithstanding the provisions of subsection (a), after the Registration Date, the Plan shall be administered either by: (i) the full Board, provided that a majority of the Board and a majority of the directors acting with respect to the grant of each Option at all times consists of Disinterested Persons; or (ii) a Committee which at all times consists solely of Disinterested Persons. After the Registration Date, the Board shall take all action necessary to administer the Plan in accordance with the then effective provisions of Rule 16b-3 promulgated under the Exchange Act, provided that any amendment to the Plan required for compliance with such provisions shall be made in accordance with Section 13 of the Plan.

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                  (c)      Powers of the Committee. Subject to the provisions of
the Plan, the Committee shall have the authority: (i) to determine, upon review of relevant information, the fair market value of the Common Stock; (ii) to determine the exercise price of Options to be granted, the Optionees to whom and the time or times at which Options shall be granted, and the number of Shares to be represented by each Option; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to determine the terms and provisions of each Option granted under the Plan (which need not be identical) and, with the consent of the holder thereof, to modify or amend any Option; (vi) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; (vii) to accelerate or (with the consent of an Optionee) to defer an exercise date of any Option subject to the provisions of Section 9(a) of the Plan; (viii) to determine whether Options granted under the Plan will be Incentive Stock Options or Nonstatutory Stock Options; and (ix) to make all other determinations deemed necessary or advisable for the administration of the Plan.

                  (d) Effect of Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees and any other holder of an Option granted under the Plan.

         5. Eligibility. Options under the Plan may be granted only to Employees, Non-Employee Directors or Consultants. Incentive Stock Options may be granted only to Employees. An Employee who has been granted an Option, if he or she is otherwise eligible, may be granted an additional Option or Options. However, the aggregate fair market value (determined in accordance with the provisions of Section 8(a) of the Plan) of the Shares subject to one or more Incentive Stock Options that are exercisable for the first time by an Optionee during any calendar year (under all stock option plans of the Company and its Parents and Subsidiaries) shall not exceed $100,000 (determined as of the grant date).

         The Plan shall not confer upon any Optionee any right with respect to continuation of employment by the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment at any time.

         6. Term of Plan. The Plan shall become effective upon its adoption by the Board or its approval by vote of the holders of the outstanding shares of the Company entitled to vote on the adoption of the Plan (in accordance with the provisions of Section 18 hereof), whichever is earlier. The Plan shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Plan.

         7. Term of Option. Unless the Committee determines otherwise at the time of the grant of an Option, the term of each Nonstatutory Stock Option granted under the Plan shall be ten (10) years and one (1) day from the date of grant and the term of each Incentive Stock Option shall be five (5) years from the date of grant. In all cases the term of the Option shall be set forth in the Option Agreement. No Incentive Stock Option shall be exercisable after the expiration of ten (1 0) years from the date such Option is granted and no Option granted to any Optionee who, at the date such Option is granted, owns (within the meaning of Section 425(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the

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Company or any Parent or Subsidiary shall be exercisable after the expiration of five (5) years from the date such Option is granted.

         8.       Option Price and Consideration.

                  (a) Option Price. Except as provided in subsection (b), the option price for the Shares to be issued pursuant to any Option shall be such price as is determined by the Committee, which shall in no event be less than: (i) in the case of Incentive Stock Options, the fair market value of such Shares on the date the Option is granted; or (ii) in the case of Nonstatutory Stock Options, 85% of such fair market value. Fair market value of the Common Stock shall be determined by the Committee in its discretion using such criteria as it deems relevant; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the average of the last reported bid and asked prices of the Common Stock on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) System) or, in the event the Common Stock is listed on a national securities exchange (within the meaning of Section 6 of the Exchange Act), the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in The Wall Street Journal.

                  (b) Ten Percent Shareholders. No Option shall be granted to any Optionee who, at the date such Option is granted, owns (within the meaning of Section 425(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, unless the option price for the Shares to be issued pursuant to such Option is at least equal to 110% of the fair market value of such Shares on the date determined by the Committee in the manner set forth in subsection (a) above.

                  (c) Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option shall be payment in cash or by check unless payment in some other manner, including by promissory note, other shares of the Company's Common Stock or such other consideration and method of payment for the issuance of Shares as may be permitted under Sections 408 and 409 of the California General Corporation Law, is authorized by the Committee at the time of the grant of the Option.

         9.       Exercise of Option.

                  (a) Vesting Period. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee and as shall be permissible under the terms of the Plan, which shall be specified in the Option Agreement evidencing the Option. Unless the committee specifically determines otherwise at the time of the grant of the Option, each Option shall vest and become exercisable, cumulatively, to the extent of twenty-five percent (25%) of the Optioned Shares at the end of each of the first four twelve (12) month periods after the date of grant of the Option, subject to the Optionee's Continuous Employment. An Option may not be exercised for fractional shares or for less than one hundred (100) shares.

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                  (b)      Exercise Procedures. An Option shall be deemed to be
exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. As soon as practicable following the exercise of an Option in the manner set forth above, the Company shall issue or cause its transfer agent to issue stock certificates representing the Shares purchased. Until the issuance of such stock certificates (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Shares notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date the stock certificates are issued except as provided in Section 11 of the Plan.

                  (c) Exercise of Option With Stock. If an Optionee is permitted to exercise an Option by delivering shares of the Company's Common Stock, the Option Agreement covering such Option may include provisions authorizing the Optionee to exercise the Option, in whole or in part, by: (i) delivering whole shares of the Company's Common Stock previously owned by such Optionee (whether or not acquired through the prior exercise of a stock option) having a fair market value equal to the option price; and/or (ii) directing the Company to withhold from the Shares that would otherwise be issued upon exercise of the Option that number of whole Shares having a fair market value equal to the option price. Shares of the Company's Common Stock so delivered or withheld shall be valued at their fair market value on the date of exercise of the Option, as determined by the Committee. Any balance of the exercise price shall be paid in cash. Any shares delivered or withheld in accordance with this provision shall again become available for purposes of the Plan and for Options subsequently granted hereunder.

                  (d) Termination of Status as Employee or Non-Employee Director. If an Optionee shall cease to be an Employee or Non-Employee Director for any reason other than permanent and total disability or death, he may, but only within 30 days (or such other period of time as is determined by the Committee) after the date he ceases to be an Employee or Non-Employee Director, exercise his Option to the extent that he was entitled to exercise it at the date of such termination, subject to the condition that no Option shall be exercisable after the expiration of the Option period.

                  (e) Disability of Optionee. In the event of the permanent and total disability during the Option period of an Optionee who is at the time of such disability, or was within the 90-day period prior thereto, an Employee or Non-Employee Director and who was in Continuous Employment as such from the date of the grant of the Option until the date of disability or termination, the Option may be exercised at any time within one hundred eighty (180) days following the date of disability, but only to the extent of the accrued right to exercise at the time of the termination or disability, whichever comes first, subject to the condition that no option shall be exercised after the expiration of the Option period.

                  (f) Death of Optionee. In the event of the death during the Option period of an Optionee who is at the time of his death, or was within the 90-day period immediately prior thereto, an Employee or Non-Employee Director and who was in Continuous Employment as such from the date of the grant of the Option until the date of death or termination, the Option

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may be exercised, at any time within one hundred eighty (180) days following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the accrued right to exercise at the time of the termination or death, whichever comes first.

                  (g) Tax Withholding. When an Optionee is required to pay to the Company an amount with respect to tax withholding obligations in connection with the exercise of an Option granted under the Plan, the Optionee may elect, prior to the date the amount of such withholding tax is determined (the "Tax Date") to make such payment, or such increased payment as the Optionee elects to make up to the maximum federal, state and local marginal tax rates, including any related FICA obligation, applicable to the Optionee and the particular transaction, by: (i) delivering cash; (ii) delivering part or all of the payment in previously owned stock (whether or not acquired through the prior exercise of a stock option); and/or (iii) irrevocably directing the Company to withhold from the Shares that would otherwise be issued upon exercise of the Option that number of whole Shares having a fair market value equal to the amount of tax required or elected to be withheld (a "Withholding Election"). If an Optionee's Tax Date is deferred for six months from the date of exercise and the Optionee makes a Withholding Election, the Optionee will initially receive the full amount of Shares otherwise issuable upon exercise of the Option, but will be unconditionally obligated to surrender to the Company on the Tax Date the number of Shares necessary to satisfy his minimum withholding requirements, or such higher payment as he may have elected to make, plus cash for any fractional share.

         Notwithstanding the foregoing, Optionees who are officers or directors of the Company may elect to deliver previously-owned stock or make a Withholding Election only: (a) six months or more prior to the Tax Date; or (b) prior to the Tax Date and within the "window period" specified in Rule 16b-3(e)(iii) promulgated under the Exchange Act.

         10. Non-Transferability of Options. An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         11. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the per share price thereof in each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, combination, reclassification, the payment of a stock dividend on the Common Stock or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

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         The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the number or class of securities covered by any Option, as well as the price to be paid therefor, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

         Unless otherwise determined by the Board, upon the dissolution or liquidation of the Company or upon any merger or consolidation, if the Company is not the surviving corporation, the Options granted hereby shall continue in full force and shall be assumed by the surviving or acquiring corporation.

         12. Time of Granting Options. Unless otherwise specified by the Committee, the date of grant of an Option under the Plan shall be the date on which the Committee makes the determination granting such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

         13. Amendment and Termination of the Plan. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable, except that, without approval of the holders of a majority of the outstanding capital stock, no such revision or amendment shall change the number of Shares subject to the Plan, change the designation of the class of employees eligible to receive Options or add any material benefit to Optionees under the Plan. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if the Plan had not been amended or terminated.

         14. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an Option granted under the Plan unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then b e listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

         15. Reservation of Shares. During the term of this Plan the Company will at all times reserve and keep available the number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain from any regulatory body having jurisdiction and authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such Shares as to which such requisite authority shall not have been obtained.

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         16.      Information to Optionee. During the term of any Option granted under the Plan, the Company shall provide or otherwise make available to each Optionee a copy of its financial statements at least annually.

         17. Option Agreement. Options granted under the Plan shall be evidenced by Option Agreements.

         18. Shareholder Approval. The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding capital stock of the Company entitled to vote.

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